EXHIBIT 10.22(g)

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is made effective as of the 29th day of November, 2012, by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”), successor-in-interest to Syufy Enterprises, a California limited partnership (“Original Landlord”) and CENTURY THEATRES, INC., a California corporation (“Tenant”), successor-in-interest to Century Theatres of California, Inc., a California corporation (“Original Tenant”).

Recitals

WHEREAS, Original Landlord and Original Tenant entered into that certain Lease dated as of September 30, 1995 (as amended, the “Lease”), for certain Premises located in the City of Ventura, Ventura County, California;

WHEREAS, the parties desire to amend the Lease regarding Landlord’s right to recapture and to confirm Landlord’s consent to a subleasing of a portion of the Leased Premises by Tenant;

NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and notwithstanding anything in the Lease to the contrary, the undersigned parties hereto hereby agree as follows:

1. Permitted Use and Sublease. Notwithstanding anything in the Lease to the contrary (including Section 7 and Section 15 of the Fourth Amendment to Lease dated August 7th, 2006 (described in Section 2 below), Landlord hereby consents to Tenant subleasing a portion of the Leased Premises, commencing effective on November 29, 2012, to be used as a church for use in worship services and other church related activities under an agreement between Tenant and Mission Church Ventura, dated November 29, 2012 (the “Church Sublease”). However, no such subleasing of the Leased Premises: (a) shall relieve or release Tenant from any liabilities or obligations of Tenant under the Lease; or (b) extend the Initial Term of the Lease beyond September 30, 2016 (subject to Tenant’s rights to extend the Term of the Lease for the Renewal Terms).

2. Landlord’s Recapture Right. Notwithstanding the provisions of Section 4 of the Fourth Amendment to Lease, dated August 7, 2006 (which Amendment was mistakenly titled “Fourth Amendment” but was actually the Fifth Amendment to the Lease) to the contrary, during such time as Tenant is not in default under the Lease, and so long as Mission Church Ventura is occupying a portion of the Leased Premises under the Church Sublease, Landlord hereby waives its right to enforce the provisions of Section 4 (Landlord’s Recapture Right) of the aforementioned Fourth Amendment to Lease, but in no event shall such waiver extend beyond the current expiration date of the Lease.

3. Capitalized Terms. All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Lease.

4. Ratification of Lease. As modified by this Amendment, the Lease is hereby ratified in its entirety and shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

5. Counterparts; Facsimile Signatures. The parties may execute this Amendment in one or more counterparts, all of which when taken together will constitute one and the same instrument. Signatures transmitted by facsimile and/or other electronic means shall be effective and binding in the same manner as original signatures. This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

6. Successors and Assigns. This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7. No Oral Agreements. This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:

SYUFY ENTERPRISES, L.P.,

a California limited partnership

By:	Syufy Properties, Inc., a California corporation
Its:	General Partner

By:	/s/ William Vierra
Name:	William Vierra
Its:	Senior Vice President

TENANT:

CENTURY THEATRES, INC.,

a California corporation

By:	/s/ Paul A. Ledbetter
Name:	Paul A. Ledbetter
Its:	Vice President-Real Estate Counsel